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                              CONSENT OF COUNSEL

                               AIM Sector Funds

   We hereby consent to the use of our name and to the reference to our firm under the caption "Other Service Providers - Legal Counsel" in the Statement of Additional Information for (i) the retail classes of the six series portfolios of AIM Sector Funds (the "Trust"), and (ii) the institutional class of AIM Energy Fund, AIM Technology Fund and AIM Utilities Fund, each a series portfolio of the Trust, which is included in Post-Effective Amendment No. 47 to the Registration Statement under the Securities Act of 1933, as amended (No. 002-85905), and Amendment No. 47 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-03826), on Form N-1A of the Trust.

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
May 17, 2006